UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director.

On October 7, 2010, the board of directors of KB Home (the “Company”) elected Ms. Barbara T. Alexander as a director for a term ending on the date of the Company’s 2011 Annual Meeting of Stockholders. Ms. Alexander was also appointed to the board’s audit and compliance committee. Ms. Alexander will receive the same compensation as the Company’s other independent directors. Ms. Alexander is an independent consultant who has not done any consulting work for the Company.

(e)	Fiscal Year 2011 Long-Term Incentive Awards.

On October 7, 2010, the management development and compensation committee of the KB Home board of directors (the “Committee”) approved grants of long-term incentive awards for fiscal year 2011 to Jeffrey T. Mezger, the Company’s president and chief executive officer, Jeff J. Kaminski, the Company’s executive vice president and chief financial officer, and William R. Hollinger, the Company’s senior vice president and chief accounting officer, as set forth in the table below. Long-term incentive awards were also approved for grant to certain other senior executives of the Company. The grants consisted of options to purchase KB Home common stock and awards of restricted cash.

Stock Options. Except for the grant of performance stock options to Mr. Mezger as described below, each stock option granted on October 7, 2010, once vested, entitles a recipient to purchase a share of KB Home common stock at the stock option’s grant price. The grant price for each stock option is $11.06. Each stock option has a ten-year term from October 7, 2010 and vests in equal annual installments over a three-year period, subject to the recipient’s continued employment with KB Home or a subsidiary. The foregoing description of the stock option awards (excluding the performance stock options granted to Mr. Mezger) is qualified by reference to the form of stock option award agreement incorporated as an exhibit to this Current Report on Form 8-K.

Performance Stock Options Granted to Mr. Mezger. To further strengthen the alignment of Mr. Mezger’s interests with those of the Company’s stockholders, Mr. Mezger received a grant of performance stock options that are identical to the stock option awards described above, except that the performance stock option award will vest only if its time-based requirements are met and only to the extent certain objective performance metrics are achieved. The performance stock options constitute the majority of Mr. Mezger’s equity-based 2011 fiscal year long-term incentive awards, as set forth in the table below. The performance stock options will vest in full, but subject to a three-year time vesting schedule, if any one of the following performance metrics is determined by the Committee to have been achieved at the end of the Company’s 2011 fiscal year or 2012 fiscal year or 2013 fiscal year (each, a “measurement date”): (a) the Company has achieved a measure of positive cumulative operating margin during a period from December 1, 2010 to an applicable measurement date; (b) the Company’s cumulative operating margin is greater than the 50th percentile relative to a comparator group of homebuilding industry companies; or (c) the Company’s mean customer satisfaction rating, based on the most recently released pre-measurement date results of a survey conducted by an independent firm, is above the mean customer satisfaction ratings of the homebuilders covered in the survey; provided that if no such survey is available at any applicable measurement date, this item may be measured by objective data underlying customer satisfaction, as determined by the Committee in its sole discretion. If any one of the foregoing performance metrics is determined by the Committee to have been achieved at the first or second measurement date, one-third or two-thirds of the performance stock options will vest, as applicable, and the remaining portion will vest in equal installments on the second and third anniversaries of the grant date, subject to Mr. Mezger’s continued employment with the Company. If the foregoing performance metrics are determined by the Committee to have not been achieved at the first or second measurement date, but at least one is determined by the Committee to have been achieved at the third measurement date, all of the performance stock options will then vest, subject to Mr. Mezger’s continued employment with the Company. If none of the foregoing performance metrics is determined by the Committee to have been achieved by the third measurement date, a portion of the performance stock options may vest if Mr. Mezger continues to be employed with the Company and the Committee determines that the relative cumulative operating margin metric and/or customer satisfaction performance metric have been achieved at a threshold level of 60% of the applicable performance metric goal. Accordingly, depending on how close an applicable performance metric is achieved relative to its goal (provided it is above the 60% threshold level), up to one half of the performance stock option award will vest based on the relative operating margin performance metric, and up to one half of the performance stock option award will vest based on the customer satisfaction performance metric, in each case per the following table (with performance between 60% and 100% of an applicable performance goal interpolated linearly):

Performance Metric Achievement	Range of Performance Option Vesting
Actual % of Performance Goal Achieved	% of Eligible Award
60% -70%	25% -44%
70% -80%	44% -63%
80% -90%	63% -81%
90% -100%	81% to 100%

If the Committee determines that none of the performance metrics have been achieved at a 60% threshold level, none of the performance stock options will vest.

Restricted Cash. Each award of restricted cash granted on October 7, 2010 entitles a recipient to a payment of a specific cash amount upon the vesting of the award. A recipient will forfeit an award if his or her employment with KB Home or a subsidiary terminates before the vesting date. Each award of restricted cash granted on October 7, 2010 vests on October 7, 2013. The foregoing description of the restricted cash awards is qualified by reference to the restricted cash award agreement attached as an exhibit to this Current Report on Form 8-K.

Officer	Performance Stock Options	Stock Options	Restricted Cash
Jeffrey T. Mezger	260,000	240,000	$500,000
Jeff J. Kaminski	—	118,000	$215,000
William R. Hollinger	—	60,000	$260,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.58
Form of Stock Option Award Agreement under the KB Home 2010 Equity Incentive Plan, filed as an exhibit to the Company’s Current Report on Form 8-K dated July 20, 2010, is incorporated by reference herein.

10.61	Form of Fiscal Year 2011 Restricted Cash Award Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 13, 2010

KB Home
By:	/s/ Brian J. Woram
Brian J. Woram
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.58
Form of Stock Option Award Agreement under the KB Home 2010 Equity Incentive Plan, filed as an exhibit to the Company’s Current Report on Form 8-K dated July 20, 2010, is incorporated by reference herein.

10.61	Form of Fiscal Year 2011 Restricted Cash Award Agreement.